UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2016, CIO Research Commons, LLC, a Delaware limited liability company, CIO Technology Point I & II, LLC, a Delaware limited liability company, and CIO University Tech, LLC, a Delaware limited liability company (collectively, the “Borrowers”), all indirect subsidiaries of City Office REIT, Inc. (the “Company”), entered into a loan agreement with BankUnited, N.A. providing for a $30,875,000 mortgage loan to the Borrowers (the “Loan”), which is evidenced by a promissory note (the “Promissory Note”). The net proceeds from the Loan were used provide term financing for the FRP Collection, a collection of five buildings totaling 272,192 square feet and a ten acre land parcel located in the Central Florida Research Park in Orlando, Florida.

The Loan matures on September 2, 2023 and bears interest at a fixed per annum rate equal to 3.85%. Monthly payments include principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the term of the Loan with the remaining principal balance and all accrued and unpaid interest due at maturity. The Company may prepay the Loan subject to a two percent penalty fee if the Loan is prepaid on or before the first anniversary and a one percent penalty fee if prepaid on or before the second anniversary of its execution. Following the first two years, the Company is not subject to any prepayment penalty and may prepay the Loan in whole or in part prior to maturity.

City Office REIT Operating Partnership, L.P. (the “Operating Partnership”) is providing a limited guaranty (the “Guaranty”) of the Loan with respect to certain potential costs, expenses, losses, damages and other sums for which the Borrowers are directly liable under the loan documents, including losses or damages which may result from certain intentional actions committed by the Borrowers in violation of the loan documents. The Operating Partnership is also providing a guaranty of the principal balance and any interest or other sums outstanding under the Loan in the event of certain bankruptcy or insolvency proceedings involving the Borrowers under the Loan.

Copies of the Loan Agreement, Promissory Note and the Guaranty are included as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated by reference herein into this item. The foregoing descriptions of the Loan Agreement, Promissory Note and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated September 2, 2016, between the Borrowers and BankUnited, N.A.

10.2	Promissory Note, dated September 2, 2016, by the Borrowers to BankUnited, N.A.

10.3	Guaranty of Recourse Obligations and Security Agreement, dated September 2, 2016, between City Office REIT Operating Partnership, L.P. and BankUnited, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: September 9, 2016	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Agreement, dated September 2, 2016, between the Borrowers and BankUnited, N.A.

10.2	Promissory Note, dated September 2, 2016, by the Borrowers to BankUnited, N.A.

10.3	Guaranty of Recourse Obligations and Security Agreement, dated September 2, 2016, between City Office REIT Operating Partnership, L.P. and BankUnited, N.A.